CSW International, Inc.
                                           Investments in Project Parents
                                        For the Quarter Ended June 30, 1999
                                                    (thousands)


                                             Project                     Wholly Owned
            Facility                         Parent                      Subsidiary Of                  Description       Investment
-------------------------------------------  ------------------------ ---------------------------  ---------------------- ----------


Energia Internacional de CSW de S.A. de C.V. CSW International, Inc.  Central and South West Corp.  Return of Principle     $ (685)

Empresa de Electricidade Vale de             CSW Vale, LLC            CSW International, Inc.       Amortization of            (75)
 Paranapenema S.A.                                                                                  Development Costs

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